Exhibit 24

POWER OF ATTORNEY WITH RESPECT TO

ANNUAL REPORT OF TECUMSEH PRODUCTS COMPANY

ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011

Each of the undersigned, a director or officer of TECUMSEH PRODUCTS COMPANY, appoints each of James J. Connor and Janice E. Stipp, jointly and severally, as his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable TECUMSEH PRODUCTS COMPANY to comply with the Securities Exchange Act of 1934, and with any requirements of the Securities and Exchange Commission, in connection with the Annual Report of TECUMSEH PRODUCTS COMPANY on Form 10-K for the year ended December 31, 2011 and any and all amendments thereto, including, but not limited to, power and authority to sign his or her name (as a director or officer of TECUMSEH PRODUCTS COMPANY, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that either of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

Signature	Date

/s/ JAMES J. CONNOR	March 12, 2012
James J. Connor

/s/ JANICE E. STIPP	March 12, 2012
Janice E. Stipp

/s/ KENT B. HERRICK	March 12, 2012
Kent B. Herrick

/s/ STEVEN J. LEBOWSKI	March 12, 2012
Steven J. Lebowski

/s/ ZACHARY E. SAVAS	March 12, 2012
Zachary E. Savas

/s/ TERENCE C. SEIKEL	March 12, 2012
Terence C. Seikel